Exhibit 99.1

Cineverse Reports First Quarter Fiscal Year 2027 Results

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First Quarter Revenue of $30.6 Million, a $19.5 Million or 175% Increase Over the Prior Year Quarter
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More Than 60% of Total Revenues Were Technology Related
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Adjusted EBITDA of $0.5 Million, a $2.6 Million Increase Over the Prior Year Quarter
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Cash Flow From Operations Increased $13 Million Over the Prior Year Quarter
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Building on $2.0 Million of Savings Achieved in Fiscal 2026, Company Reaffirms Its Fiscal 2027 Cost Savings Target of $8.0 Million, with More Than $3 Million Achieved to Date in Q2.
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Including the Company’s Synergy Program, Annual Target Upside is $13 million in Cost Reductions and Synergies.
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Most-Watched Streaming Quarter in Company History: 4.5 Billion Minutes Streamed, Up 33% Year-Over-Year.
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Company Reaffirms Full Year Fiscal 2027 Guidance of $115 to $120 Million in Revenues and $10 to $20 Million in Adjusted EBITDA

LOS ANGELES, August 13 2026 – Cineverse Corp. (“Cineverse” or the “Company”) (NASDAQ: CNVS), a global streaming technology and entertainment company, today announced its financial results for its fiscal first quarter (“Q1 FY 2027”):

Q1 FY 2027 Highlights (all comparisons are to the prior year fiscal quarter ended June 30, 2025 ("Q1 FY 2026"):

Total quarterly revenue was $30.6 million versus $11.1 million in the prior-year period, a 175% increase, driven mainly by the addition of new revenue streams from our strategic technology acquisitions in the fourth quarter of the prior fiscal year.

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In their first full quarter:
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Advertising Technology contributed $15.9 million of revenue, continuing its pre-Acquisition growth trajectory and exceeding fiscal 2026 fourth quarter revenue by $8.0 million.
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Media Services contributed $3.5 million in its first full quarter, while focusing on the development of an end-to-end customer base which utilizes Matchpoint Dispatch automation.
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During the first quarter, the Company successfully transitioned multiple customer labor-intensive manual asset delivery workflows into the automated workflows of Matchpoint. As a result, the Company realized an estimated time savings of approximately 40% relative to prior manual processes, improving operating efficiency and increasing capacity to support future growth.

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The Company's traditional revenue streams otherwise were largely consistent with the prior year. Notably, this quarter had no wide film releases, in comparison to last year which had Terrifier 3, the best performing unrated film release of all time, still in its strong ancillary distribution market run.

As anticipated, direct operating margin declined from 57% in the prior year quarter to 35% this quarter, due to the evolution of the Company's business, including:

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Revenue share expenses within our Advertising Technology business, which are amounts owed to supplier partners for advertising inventory and related services. In the first quarter of fiscal 2027, revenue-share expense represented 79% of gross Advertising Technology revenue.
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The Media Services revenue stream, for which the Company has an ongoing transformation effort focused on streamlining workflows, increasing automation, and optimizing resource allocation.

SG&A expenses rose $2.7 million, or 30%, to $11.6 million, primarily due to higher compensation costs of $1.1 million, including $0.3 million of severance and $0.6 million of unpaid bonus accruals that the Company may settle in equity; $0.5 million of higher marketing costs tied to the committed theatrical release slate, and $0.4 million of increased professional consulting fees related to integration and year-end audit, tax and Sarbanes-Oxley compliance costs following the fourth quarter fiscal 2026 acquisitions.

Adjusted EBITDA was $0.5 million, an increase of $2.6 million over the prior year. Net loss attributable to common stockholders was $(5.8) million, or $(0.28) per basic and diluted share, compared with $(3.6) million, or $(0.21) per share, in the prior-year.

Financial Condition Overview:

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Cash and cash equivalents totaled $4.3 million as of June 30, 2026 with $1.1 million available under the $12.5 million line of credit facility.
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As of June 30, 2026, working capital was $(18.9) million, compared with $(0.3) million at the prior year quarter end. This notably includes $18.0 Million of Deferred and Earnout Consideration from the IndiCue Inc. acquisition that the Company has the option to settle in stock.
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The Company’s digital content library, which includes more than 66,000 titles, has been valued at approximately $45 million, significantly above its $4.8 million book value as of June 30, 2026.

Operational Developments During the Quarter:

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Substantially completed the core post-merger integration of Giant Worldwide and IndiCue, unifying systems, teams and workflows on the Cineverse platform as the Company shifts from integration to synergy capture and growth.
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Strengthened IndiCue’s commercial durability by nearly halving customer concentration since acquisition, while maintaining approximately 98% net revenue retention, with more than 40 live clients and 75 additional publishers onboarding.
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Began migrating Giant Worldwide’s media packaging and delivery operations to the Matchpoint platform, a transition expected to substantially expand Media Services gross margins as automation replaces manual workflows. The combined offering is already winning studio work orders that neither company could have secured independently.
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Began streamlining the Company’s product portfolio by integrating key standalone products into the Matchpoint platform. This simplifies the customer offering and is expected to substantially reduce engineering, sales and marketing costs, contributing approximately $2.7 million in annualized run-rate savings.
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Delivered the most-watched streaming quarter in Company history, with 4.5 billion minutes streamed, up 33% year over year; 122.8 million streaming viewers, up 12%; and 1.52 million SVOD subscribers, up 12%. Docurama surpassed 100,000 subscribers for the first time, while the flagship Cineverse channel and RetroCrush ended the quarter at all-time subscriber highs.

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Launched Gorilla Comedy+, a premium ad-free streaming service on Matchpoint, on May 5, featuring more than 250 comedy specials and backed by 800 Pound Gorilla’s network of more than 20 million monthly comedy fans. The Company also launched two Roku SVOD channels—the flagship Cineverse channel and So ... Real—through Roku Premium Subscriptions.
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Set the fiscal-year theatrical and streaming slate, including the October 9 wide theatrical re-release of Guillermo del Toro’s Oscar-winning Pan’s Labyrinth in 4K and 3D with Fathom Entertainment following its Cannes Classics screening; production of the next Wolf Creek installment; the Hulu premiere of Return to Silent Hill, which debuted in the platform’s weekend Top 15; and the exclusive Screambox release of Silent Night, Deadly Night as part of the “Halfway to Halloween” slate.
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Announced Sean McCabe’s appointment as Chief Financial Officer, returning to the Company from ad-tech leader Freestar to strengthen the finance organization for the scale of the post-acquisition business.

Operational Developments Subsequent to Quarter-End:

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Completed a reduction in force representing approximately $1.8 million in annualized savings and identified an additional $4.8 million in cost reductions and synergies, bringing the Company's total identified program to $13 million in annualized cost reductions and synergies, with substantially all actions expected to be completed by the end of the fiscal second quarter.
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Launched VAUDIO, a proprietary ad-tech offering extending brands' audio campaigns onto CTV, developed by the executive team that joined with the IndiCue acquisition on our expanded technology platform.
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Announced a partnership with PEDIGREE® and Air Bud Entertainment for a multi-city summer movie series across Los Angeles, Chicago, and Kansas City, featuring an exclusive first look at Air Bud Returns ahead of its January 2027 theatrical release.

Management Commentary

Chris McGurk, Cineverse Chairman and CEO, stated: “We registered another very strong quarter: Fueled by the acquisitions of Giant Worldwide and IndiCue, our total revenues increased by 175% and we increased Adjusted EBITDA by $2.6 million. This is impressive given that we had no new theatrical film releases during the quarter, and this is also one of our seasonally slowest quarters across all of our business lines. Importantly, technology now continues to be the most important source of revenue for the Company, representing over 60% of our combined revenues, with much of that revenue durable and recurring with long term customers.”

“Going forward, we expect to see more and more of the impact of our cost reduction and synergy program initiatives reflected in our financials as we fully complete the integration of our two key acquisitions, further rationalize the business to focus on our highest potential core products and services, and increase operating margins. We are well on our way to generating our target of $13 million in annual cost reductions and synergies, and much of that is expected to be fully recognized during our Fiscal 3rd and 4th quarters, which are also our strongest seasonal quarters across our business lines. In addition, we have three high potential wide release films in the lineup for those quarters as well. Our last five wide film releases starting with Terrifier 2 have generated high ROI and are strong additions to our library, which has been valued at approximately $45 million. It is also worth emphasizing that we improved operating cash flows by over $13 million and should require a far lower CAPEX to generate that cash going forward than in the past.”

"Given that, we reaffirm our full year Fiscal 2027 guidance of $115 to $120 million in total revenues and $10 to $20 million in Adjusted EBITDA.”

Erick Opeka, Cineverse President and Chief Strategy Officer, stated: "With the acquisitions of Giant Worldwide and IndiCue complete, this quarter was about one thing: integration and execution. The core integration of both companies is now substantially complete, and our focus has shifted to capturing synergies and driving growth. Q1 absorbed the full cost weight of both acquisitions, including integration, audit, and transition expenses, while we still improved Adjusted EBITDA by $2.6 million year over year, and delivered the most-watched streaming quarter in our history. That is the pattern we anticipate providing to investors from here: costs coming down while the revenue engines scale up."

"We are executing against three value-capture priorities. First, we are streamlining our product portfolio by integrating key standalone products as features within Matchpoint, which simplifies our offering and substantially reduces engineering, sales, and marketing costs. Second, we are moving Giant's packaging and delivery operations onto the Matchpoint platform, which we expect to meaningfully expand Media Services gross margins as automation replaces manual workflows. Third, we have expanded our identified cost reduction and synergy program to $13 million on an annualized basis, of which more than $8 million has been actioned to date, with substantially all remaining actions expected to be completed by the end of the second quarter. As these actions take hold, we believe our studio and streaming operations, inclusive of corporate overhead, are approaching run-rate profitability, and the full earnings power of the new Cineverse will become visible in our results through the balance of the fiscal year."

Conference Call

Cineverse will host a conference call at 4:30 p.m. EST/1:30 p.m. PST (Thursday, August 13, 2026), during which management will discuss the results of its fiscal first quarter ended June 30, 2026. The conference call can be accessed by webcast at the Investors section of the Company’s website at https://events.q4inc.com/attendee/516480513. Those who are unable to attend the live conference call may access the recording at the above webcast link, which will be made available shortly after the conclusion of the call.

About Cineverse

Cineverse (Nasdaq: CNVS) is an entertainment technology company and studio. Fiercely innovative and independent, Cineverse develops and invests in technology and content that drives the future of the industry. Core to its business is Matchpoint® – a growing tech ecosystem designed to prepare, distribute, monetize, and continuously improve content across any platform. Matchpoint helps studios large and small operate at scale and improve performance and efficiency in an increasingly fragmented distribution environment. Additionally, Cineverse distributes a vast library of premium films, series, and podcasts, across theatrical, home entertainment, and streaming; operates dozens of digital properties that super serve passionate fandoms around the world; and works with leading brands to connect them with audiences they value. From award-winning technology to the highest-grossing unrated film in U.S. history, Cineverse has created a playbook that marries tech and content to redefine the next era of entertainment. For more information, visit cineverse.com.

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cineverse officials during presentations about Cineverse, along with Cineverse’s filings with the Securities and Exchange Commission, including Cineverse’s registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as “expects,” “anticipates,” “intends,” “plans,” “could,” “might,” “believes,” “seeks,” “estimates” or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings, or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cineverse’s management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties, and assumptions about Cineverse, its technology, economic and market factors, and the industries in which Cineverse does business, among other things. These statements are not guarantees of future performance, and Cineverse undertakes no specific obligation or intention to update these statements after the date of this release.

For additional information, please contact:

Julie Milstead

424-281-5411

investorrelations@cineverse.com

CINEVERSE CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
	As of
	June 30, 2026	March 31, 2026
ASSETS
Current Assets
Cash and cash equivalents	$4,319	$3,387
Accounts receivable, net	43,057	38,604
Content advances	6,789	7,507
Other current assets	1,370	1,280
Total Current Assets	55,535	50,778
Property and equipment, net	4,160	3,906
Intangible assets, net	41,922	44,114
Goodwill	21,293	21,218
Content advances, net of current portion	8,542	8,215
Other long-term assets, net	3,712	2,050
Total Assets	$135,164	$130,281
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$42,948	$39,351
Line of credit, net	11,358	9,435
Deferred consideration	15,380	13,800
Current portion of earnout consideration	3,800	—
Current portion of operating lease liabilities	836	298
Deferred revenue	94	125
Total Current Liabilities	74,416	63,009
Operating lease liabilities, net of current portion	1,289	105
Convertible notes payable, net	12,583	12,545
Earnout consideration, net of current portion	6,800	11,250
Total Liabilities	95,088	86,909
Stockholders’ Equity
Preferred stock	3,245	3,559
Common stock	516	199
Additional paid-in capital	565,644	564,105
Treasury stock, at cost	(13,158)	(13,158)
Accumulated deficit	(515,870)	(510,099)
Accumulated other comprehensive loss	(301)	(282)
Total stockholders’ equity of Cineverse Corp.	40,076	44,324
Deficit attributable to noncontrolling interest	—	(952)
Total equity	40,076	43,372
Total Liabilities and Equity	135,164	$130,281

CINEVERSE CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended June 30,
	2026	2025
Revenues	$30,595	$11,119
Operating expenses
Direct operating	19,936	4,807
Selling, general and administrative	11,618	8,952
Change in fair value of acquisition-related deferred consideration	2,000	—
Change in fair value of acquisition-related earnout consideration	(650)	—
Depreciation and amortization	2,815	1,062
Total operating expenses	35,719	14,821
Operating loss	(5,124)	(3,702)
Interest (expense) income	(558)	278
Other income (expense), net	11	(78)
Net loss before income taxes	(5,671)	(3,502)
Income tax expense	(19)	(14)
Net income (loss)	(5,690)	(3,516)
Net loss attributable to noncontrolling interest	—	(44)

Net income (loss) attributable to controlling interests	(5,690)	(3,560)
Preferred stock dividends	(81)	(89)
Net income (loss) attributable to common stockholders	$(5,771)	$(3,649)
Net income (loss) per share attributable to common stockholders:
Basic	$(0.28)	$(0.21)
Diluted	$(0.28)	$(0.21)
Weighted average shares of common stock outstanding:
Basic	20,671	16,992
Diluted	20,671	16,992

Adjusted EBITDA

We define Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, stock-based compensation expense, merger and acquisition costs, restructuring, transition and acquisitions expense, net, goodwill impairment and certain other items.

Adjusted EBITDA is not a measurement of financial performance under GAAP and may not be comparable to other similarly titled measures of other companies. We use Adjusted EBITDA as a financial metric to measure the financial performance of the business, because management believes it provides additional information with respect to the performance of its fundamental business activities. For this reason, we believe Adjusted EBITDA will also be useful to others, including our stockholders, as a valuable financial metric.

We present Adjusted EBITDA because we believe that Adjusted EBITDA is a useful supplement to net income (loss) from continuing operations as an indicator of operating performance. We also believe that Adjusted EBITDA is a financial measure that is useful both to management and investors when evaluating our performance and comparing our performance with that of our competitors. We also use Adjusted EBITDA for planning purposes, and to evaluate our financial performance because Adjusted EBITDA excludes certain incremental expenses or non-cash items, such as stock-based compensation charges, that we believe are not indicative of our ongoing operating performance.

We believe that Adjusted EBITDA is a performance measure and not a liquidity measure, and therefore a reconciliation between net income (loss) from operations and Adjusted EBITDA has been provided in the financial results. Adjusted EBITDA should not be considered as an alternative to net income (loss) from operations as an indicator of performance, or as an alternative to cash flows from operating activities as an indicator of cash flows, in each case as determined in accordance with GAAP, or as a measure of liquidity. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. We do not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP. These non-GAAP measures should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Following is the reconciliation of our consolidated net income (loss) to Adjusted EBITDA (in thousands):

	Three Months Ended June 30,
	2026	2025
Net (loss) income	$(5,690)	$(3,516)
Add Back:
Income tax (expense) benefit	(19)	14
Depreciation and amortization	2,859	1,147
Interest expense	558	(278)
Change in fair value of acquisition-related deferred consideration	2,000	—
Change in fair value of acquisition-related earnout consideration	(650)	—
Stock-based compensation	948	418
Other (income) expense, net	(11)	78
Net loss attributable to noncontrolling interest	—	(44)
Acquisition-related costs	78	—
Employee severance costs	385	47
Adjusted EBITDA	$458	$(2,134)

Note: Depreciation and amortization within the Adjusted EBITDA table above includes $44 thousand of non-cash barter amortization included within Direct Operating costs.